Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”), dated as of March 31, 2004, is entered into between WORLD FUEL SERVICES CORPORATION, a Florida corporation (the “Company”), the LENDERS (as hereinafter defined) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as a Lender and as the Administrative Agent for Lenders (the “Administrative Agent”), and amends the Credit Agreement, dated as of December 19, 2003, between the Company, the Administrative Agent and the Lenders from time to time party thereto (the “Lenders”) (as heretofore or hereinafter modified, supplemented, restated or otherwise amended, hereinafter referred to as the “Agreement”).

WITNESSETH:

WHEREAS, the Company desires to acquire Tramp Holdings Limited, a United Kingdom company (the “Acquired Company”) with operations based in London, England (the “Proposed Acquisition”);

WHEREAS, the terms, covenants and conditions of the Agreement prohibit the Proposed Acquisition;

WHEREAS, the Company has requested that the Administrative Agent and the Lenders waive compliance with and /or amend certain provisions of the Agreement to permit the Company to consummate the Proposed Acquisition; and

WHEREAS, the Administrative Agent and Lenders are willing to so amend and/or waive such provisions of the Agreement in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Defined Terms. Each capitalized term used in this Amendment but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

2. Amendment. Section 10.6 of the Agreement shall be deleted in its entirety and replaced with the following:

Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely for working capital purposes, for Capital Expenditures, for other general business purposes and, subject to the limitations set forth in Section 11.5, for Acquisitions; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

3. Amendment. Section 11.1 of the Agreement shall be amended as follows:

(a) The word “and” following the “;” at the end of Section 11.1(h) shall be deleted;

(b) The “.” at the end of Section 11.1(i) shall be deleted and replaced with “; and”; and

(c) A new Section 11.1(j) shall be added as follows:

(j) Debt of any Loan Party to HSBC Bank (London) (or any other lender approved in writing by the Administrative Agent) in connection with letters of credit, in an aggregate amount not to exceed $25,000,000 at any one time outstanding, issued by HSBC Bank (London)(or such other approved lender) at the request of such Loan Parties in support of the Loan Parties’ cargo business, the repayment obligations of which may be guaranteed by the Company.

4. Amendment. Section 11.3 of the Agreement shall be deleted in its entirety and replaced with the following:

Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $7,500,000 in any Fiscal Year.

5. Amendment. The following sentence shall be added to the end of Section 11.4 of the Agreement:

Notwithstanding anything to the contrary in this Section 11.4, the Company may issue its capital securities (i) in accordance with the Company’s 2001 Omnibus Plan for employees, (ii) in accordance with the Company’s 1993 Non-Employee Director plan, and (iii) to employees or non-employees of the Company as compensation for services performed for the Company by such individuals.

6. Amendment. Section 11.11(e) of the Agreement shall be deleted in its entirety and replaced with the following:

(e) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits which are maintained with any bank other than a Lender shall not at any time exceed an average monthly balance of $10,000,000;

7. Waivers by Administrative Agent and Lenders. In connection with the Proposed Acquisition and subject to the limitations in this Amendment, the Administrative Agent and Lenders hereby waive (the “Acquisition Waivers”) the Company’s non-compliance with certain terms and conditions of the Agreement as follows:

(i) Notwithstanding anything to the contrary in Sections 10.11 or 11.11(e) of the Agreement (as amended by this Amendment), for the period of ninety (90) days following the date hereof, the Company may: (A) maintain operating and investment accounts acquired in connection with the Proposed Acquisition with the depository or investment institutions presently maintaining such accounts on behalf of the Acquired Company, and (B) exceed, solely in connection with the Proposed Acquisition, the $10,000,000 limitation for bank deposits with banks other than Lenders set forth in Section 11.11(e);

(ii) Notwithstanding anything to the contrary in Section 11.1(c) of the Agreement, the Company may loan or otherwise advance funds to Loan Parties, the proceeds of such loans or advances to be used by the Loan Parties solely to consummate stock purchases in connection with the Proposed Acquisition;

(iii) Notwithstanding anything to the contrary in Section 11.4 of the Agreement, the Company may, in connection with the Proposed Acquisition, issue stock of the Company with a value not to exceed 350,000 GBP;

(iv) Notwithstanding anything to the contrary in Section 11.5 of the Agreement, the Company and the other Loan Parties may consummate the Proposed Acquisition; and

(v) Notwithstanding anything to the contrary in Section 11.14 of the Agreement, the Company may cancel Debt owed to it by the Loan Parties and incurred in connection with the Proposed Acquisition.

Upon the Company’s satisfaction of the terms and conditions if this Amendment, the Acquisition Waivers shall become effective. Notwithstanding anything else to the contrary herein, the Acquisition Waivers are waivers of the specific Acquisition Waivers enumerated herein only and are not, nor should they be construed to be, waivers of any other existing or future non-compliance with the terms and conditions of the Agreement, Unmatured Event of Default or Event of Default, whether or not similar to the Acquisition Waivers enumerated herein.

8. Modifications. All references in the Agreement and the other Loan Documents to the term “Loan Documents” shall be deemed to include this Amendment.

9. Ratification. Except as modified hereby, the terms and conditions of the Agreement and the other Loan Documents including, without limitation, the Pledge Agreements to which the Company is a party, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

10. Representations and Warranties. The Company represents and warrants to, and agrees with, Administrative Agent and the Lenders that (i) it has no defenses, set-offs or counterclaims of any kind or nature whatsoever against the Administrative Agent or any Lender with respect to any Obligations created under the Agreement and the other Loan Documents, any of the other agreements among the parties hereto, or any action previously taken or not taken by the Administrative Agent or any Lender with respect thereto or with respect to any Lien or Collateral in connection therewith to secure such Obligations, and (ii) this Amendment has been duly authorized by all necessary action on the part of the Company, has been duly executed by Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

11. Agreement Representations and Warranties. The Company hereby certifies that the representations and warranties contained in the Agreement continue to be true and correct and that no Unmatured Event of Default or Event of Default has occurred that has not been cured or waived.

12. Conditions to Effectiveness of Amendment. This Amendment shall become effective when the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company, (ii) counterparts of the Reaffirmation and Consents attached hereto executed by each Pledgor and Guarantor, as applicable, (iii) payment to the Administrative Agent for the account of the Lenders, an amendment fee in the amount of five (5) basis points of the aggregate Commitment payable to each Lender in accordance with their respective Pro Rata Share, (iii) resolutions of the applicable governing body of the Company, officer’s certificates, incumbency certificates, organizational documents and such other entity documents as the Administrative Agent may request, (iv) payment of all costs and expenses incurred by the Administrative Agent in connection herewith, including all Attorney Costs of the Administrative Agent, (v) stock certificates representing sixty-five percent (65%) of the issued and outstanding stock of the Acquired Company together with stock powers therefore, executed by the respective Loan Parties purchasing such stock in connection with the Proposed Acquisition, together with each of the other applicable items and documents required by Section 10.13 of the Agreement and (vi) such other documents as the Administrative Agent may request.

13. Counterparts. This Amendment may be executed in any number of counterparts which, when taken together, shall constitute one original. Any telecopied signature hereto shall be deemed a manually executed and delivered original.

14. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

15. Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are used for convenience of reference only.

16. WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

WORLD FUEL SERVICES CORPORATION, a Florida corporation

By:	/s/ Frank Shea
Frank Shea, Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Richard Lavina
Richard Lavina, Senior Vice President

COMMERCE BANK, N.A.

By:	/s/ Alan L. Hill
Alan L. Hill, Vice President

HSBC BANK USA

By:	/s/ Jose M. Cruz
Jose M. Cruz, Senior Vice President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Andrew M. Richards
Andrew M. Richards, Vice President

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ David Keinen
David Keinen, Senior Vice President
and

By:	/s/ Roberto M. Munoz
Roberto R. Munoz, Senior Vice President

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